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                        INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Equality Bancorp, Inc.:

We consent to incorporation by reference in the registration statements No. 333-43655, 333-63121, 333-79805 and 333-79807 on Form S-8 of Equality
Bancorp, Inc. (Equality) of our report dated June 26, 2000, relating to the consolidated balance sheets of Equality Bancorp, Inc. and subsidiaries as of March 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity, cash flows and comprehensive income for each of the years in the three-year period ended March 31, 2000, which report appears in the March 31, 2000 annual report on Form 10-KSB of Equality.



                                 /s/ KPMG LLP


St. Louis, Missouri
June 29, 2000

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